MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

MET-PRO CORPORATION

Moderator: Kevin Bittle
February 28, 2008
10:00 am CT

Operator:	Good morning. My name is (Brook). And I will be your conference operator today.

At this time I would like to welcome everyone to the Met-Pro Fourth Quarter and the Yearend Results conference call.

All lines have been placed on mute to prevent any background noise.

After the speakers' remarks there will be a question and answer session. If you would like to ask a question during this time simply press star then the number 1 on your telephone keypad. If you have already done so, please press the pound sign now, then again press star 1 to ensure your question is registered.

Thank you. Mr. Kevin Bittle you may begin your conference.

Kevin Bittle:	Good morning and welcome to Met-Pro Corporation’s Earnings conference call for the Fourth Quarter and Fiscal Year Ended January 31, 2008.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

My name is Kevin Bittle, and I’m with the company’s Creative Services Department.

With me on our call this morning is Ray DeHont, our Chairman and Chief Executive Officer, and Gary Morgan, our Senior Vice President of Finance and Chief Financial Officer.

Shortly you will hear comments from both of these individuals.

But before we begin I’d like to make a few comments.

First during today’s call we will be referring to adjusted earnings. This is considered to be a non-GAAP financial measure since it excludes from earnings the effects of certain nonrecurring items.

In this morning’s release we provided a reconciliation of adjusted earnings to our GAAP based results together with a discussion of why we use adjusted earnings.

The earnings release along with the reconciliation is available on the Investor Relations page of our corporate web site www.met-pro.com.

I’d also like to remind you that any statements made today with regard to our future expectations may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Please refer to our annual report for the Fiscal Year Ended January 31, 2007 that was filed with the SEC for important factors that among others could cause our actual results to differ from any results which might be projected, forecasted or estimated in any of our forward-looking statements.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

And with that I will now turn the call over to Ray.

Ray DeHont:	Thank you Kevin. Good morning everyone and welcome again from Harleysville, Pennsylvania.

Earlier this morning we released our financial results for the Fourth Quarter and the Fiscal Year Ended January 31, 2008.

In a moment Gary Morgan will provide more specific comments on the quarter and fiscal year’s financial results but prior to that I’d like to offer these general comments on our performance.

Your company had another great quarter (unintelligible) conclusion to the best year in our history as we reported record revenues and earnings for both the quarter and the year.

Results were driven by strong international growth, widening gross margins and further improvements in our operating efficiency.

Our programs to deliver value for our customers through enhanced sales and marketing initiatives together with our efforts to improve the leverage in our model through global sourcing, consolidation and integration of our various businesses have combined to not only produce these great results but more importantly to position your company to capitalize on the growth opportunities we see before us around the world.

I would now like to ask Gary Morgan to review our fourth quarter and fiscal year financial performance after which I will provide some concluding remarks before we take your questions.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Gary.

Gary Morgan:	Thank you Ray. Earlier today the company reported record sales and earnings for the Fiscal Year Ended January 31, 2008.

Sales for the fiscal year were $106.9 million up 14% from the 93.5 million for the Fiscal 2007.

Sales growth for the year was led by 19% increase in our largest business segment, product recovery and pollution control technologies followed by a 14% increase in our filtration and purification technology segment and a 6% increase in our fluid handling technology segment.

Met-Pro continues to post strong international growth. In 2008 international sales increased 34% to a record $30.2 million from 22.6 (million) in 2007.

For 2008 international sales represented 28% of total sales. The gross margins for the fiscal year was 24% compared with 32.1% in 2007 an increase of 190 basis points.

Gross margins were up across all business segments primarily due to strategic decisions to implement selective price increases and to undertake a global sourcing initiative.

Income from segment operations rose 44.3% to $14.1 million or 13.2% of sales in 2008, a significant improvement over the 10.4% of sales in Fiscal 2007 evidence of the operating leverage in our business model.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

By individual segment product recovery and pollution control technologies operating income was up 51% as both sales and operating income rose in all the business units in this segment.

Operating income was up 35% in the fluid handling technology segment and 53% in the filtration and purification technology segment.

Operating income on our international sales nearly doubled in 2008 to a record $4.1 million compared with 2.1 million in 2007.

For the fiscal year we reported a 40% increase in net income to a record $9.7 million and a comparable 37% increase in earnings to 63 Cents per our fully diluted share.

Both 2008 net income and fully diluted earnings per share exclude the Fiscal 2008 First Quarter gain on the sale of the New York property.

The company ended 2008 with a $16.8 million backlog compared to 29.5 million at the same time last year.

Ray will provide some insight on the diminishing significance of backlog when he talks about trends towards more quick turning book and ship business.

Met-Pro’s balance sheet remains strong. At the end or the fiscal year our cash on hand totaled $21.9 million or $1.43 per share and our current ratio was 4.1.

Total debt was only $6.1 million reducing our total debt to equity to just 7.3%.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

In addition the company reported strong 2008 cash flows from operating activities amounting to $9.9 million up 153% from the 3.9 million for Fiscal 2007.

During the fiscal year the company also rewarded its shareholders by affecting a 4-for-3 stock split and by increasing the quarterly dividend by 9%.

The next quarterly dividend will be paid on March 11, 2008.

Before concluding, a quick housekeeping matter.

Freight out and representative and distributor commission which had been previously been a deduction for gross sales has now been reclassified to the cost of goods sold and selling expense categories respectively for both the current and all prior periods.

This reclassification had no effect on the earnings of the company.

In summary during the fiscal year the company reported record net sales and net income. Also the company posted record international sales and international income from operations and improved the company’s total business segment operating margins by 280 basis points over the prior year.

Thank you. And I will now turn the call back to Ray.

Ray.

Ray DeHont:	Thank you Gary. As you just heard 2008 was a terrific year with record performance along virtually every key metric.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

More importantly the progress achieved in 2008 has provided us with tremendous momentum entering the New Year despite what appears to be a somewhat more modest backlog.

Overall we have not sensed any appreciable change in the levels of activity experienced throughout 2008.

International demand should remain firm as countries around the globe build their industrial infrastructure while the need for parts and consumables on our install base of equipment continues to generate a healthy stream of fairly predictable recurring revenues.

While customers may be taking a little longer to place orders, projects are now frequently completed within the same quarter in the process reducing the reliability of backlog as a gauge of future activity.

A good example of this was a $2.7 million order which was booked in November, 2007 and shipped in January, 2008.

In addition backlog can be skewed by the timing of a large order such as a $7.0 million order which was booked on the last day of Fiscal 2007.

At the same time that our broadening product line, global reach and strategic sales and marketing initiatives are driving revenue growth our increasing size and scale is enabling us to improve the operating leverage in our business model.

In the past year we have been able to reduce costs and improve efficiency through facility consolidation, global sourcing and better logistics.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

We believe the various initiatives underway have the potential to further reduce costs and improve productivity, and we have an extremely strong balance sheet to support initiatives that could improve both our productivity as well as our growth opportunities.

We’re excited about our accomplishments but even more so about our opportunities not only for the new fiscal year but for years to come.

Before opening the call to questions, I would like to thank the many loyal, dedicated and talented employees who have contributed to our success as well as to thank our shareholders for their continued support.

I’d like to thank all of you for your participation in today’s call.

I’ll now turn the call back to Kevin Bittle.

Kevin.

Kevin Bittle:	Thank you Ray. At this time we would welcome any questions you may have.

I would like to ask our operator (Brook) to provide instructions for this portion of the call.

Thank you.

Operator:	At this time I would like to remind everyone in order to ask a question please press star then the number 1 on your telephone keypad.

We’ll pause for just a moment to compile the Q&A roster.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Your first question comes from Jeff Labrot with Boenning.

Jeff Labrot:	Hi guys. How are you doing?

Ray DeHont:	Hi Jeff. How are you today?

Jeff Labrot:	Good. Great quarter.

Ray DeHont:	Thank you.

Jeff Labrot:	First of all, well a few questions for you. First off on the margin lines, looks like you definitely beat our estimates both the top line and margin line.

Does this mean that going forward we should step up our timeline, you know, in achieving that 35% gross margin by the 2010, ’11 timeframe?

Gary Morgan:	Jeff, this is Gary. We reclassed the commission and freight out which raised our gross margin. For the old way, you looked at the financial statements from 32.7% to 34% for the quarter.

Under the new methodology of looking at the financial statements we see our gross margins stepping up in the 35% mark to like the 36, 37% gross margin.

So our goal is to get that to go higher by another two or three percentage points.

Jeff Labrot:	Okay.

Ray DeHont:	We’re not changing what we said previously Jeff. It’s just that the numbers have changed.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

We’re saying that over the next three to four years we will continue improve our gross margins and reach those improvements that we’ve been basically preaching for the last four or five conference calls.

Jeff Labrot:
Got it. Okay. And then secondly on the backlog, can you just talk about this a little bit and kind of specifically was there any noise at all, you know, resulting in the refilling as far as year-over-year decrease or was that really all just the tightening up of that delivery cycle in the large projects?

Ray DeHont:	Well there was some backlog with the restating that moved from quarter-to-quarter last year or this fiscal year as you know.

And some of it actually has moved into the new fiscal year. The first quarter I think (the late) is the second quarter where it would ship.

So there has been some movement of the backlog.

As I stated earlier in the conference call, what we’re finding though is on the larger projects when we get a large project, many of them are projects which we can book and ship in a given quarter.

And therefore you don’t even see it at the end of a quarter.

And we’re seeing more of that. We have not had this past year the big 7 million or $5 million type projects which we had at the end of last fiscal year.

If you recall on January 31st basically last year we booked a $7 million order and that kind of skewed some of the backlog numbers. We did not have it this year. We had a lot of smaller ones.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

We are seeing the similar activity this year where a lot of small type projects that are in the queue right now.

Jeff Labrot:	Okay. And then finally on the backlog, of that 16.8 million can you give us an indication on the breakdown between the different business segments?

Just an indication, I know you can’t get into specifics but.

Gary Morgan:	The majority of it – I would say two-thirds of it is coming from the product recovery group and the balance is coming from the other two operating segments.

Jeff Labrot:	Okay.

Ray DeHont:
And as you know the other two operating segments are not really engineered products. Their lead times as far as book/ship are very short compared to the engineered products group so they really don’t work off of backlog typically when you look at a Keystone or if you look at a Pristine Water Solutions or Mefiag.

Now Fybroc and Dean they’ll work at a little bit more of the backlog than say those other divisions I just mentioned but not nearly at the level that the product recovery pollution control engineer products would.

Jeff Labrot:	Okay, great. And then last question if I may. On the acquisition side, can you and again here I know you can’t into specifics.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

But can you address what areas you’re looking to expand and then whether in those areas the macro environment is currently helping to bring down the prices in those areas?

Ray DeHont:
Well as I said before, if you look at our different segments the one segment when you look at the fluid handling, we would like to improve our foothold in the desalination market and we would look to add capabilities to allow us to expand our presence in that market.

When you look at the filtration and purification group I’d like to see us get involved with maybe some equipment, purification type equipment for water which we really we do not have a lot of.

And then if you go over to the product recovery pollution control group we’re working hard on the bio side, the bio filtration side.

So those are three of the key areas that we’d like to improve on going forward.

And we do think that the prices have come down somewhat on acquisitions from what we’ve seen.

And we’re looking – we have a number of them that we’re working on and we’ve been working on for quite a while.

I can’t really tell you one way or the other where we’re at on those but the bottom line is we are working on some.

Jeff Labrot:	Great. Thank you.

Ray DeHont:	You’re welcome.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Operator:	Again if you would like to ask a question please press star then the number 1 on your telephone keypad.

Your next question comes from Alvin Hoffman with Boenning.

Alvin Hoffman:	What is your current stock buyback program?

Gary Morgan:	Currently Alvin we have a total of…

Alvin Hoffman:	As in chipmunk.

Gary Morgan:	I’m sorry? Yeah, I know.

Alvin Hoffman:	As in chipmunk.

Gary Morgan:	Okay Alvin. Currently we have 310,000 shares outstanding on our buyback plan.

And we haven’t been buying any shares in the last several months but we’re looking at it.

Ray DeHont:	And we have discussed this. We thoroughly discuss it each year.

And even during the quarters just to make sure that we have a plan in place should various things occur.

Alvin Hoffman:	All right. Your inventory at the end of the year. It was up about 1.5 million.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Is this an indicator of your expected revenues in the first quarter, second quarter?

Ray DeHont:
Not really. What it is is there’s some hedging that we’ve done where for instance for chemicals where we know the chemical pricing – we knew the chemical pricing was going up. We hedged a little bit there.

We hedged a little bit on the plastic as far as bringing some of the inventory in so we weren’t hit with the high price increases that were anticipated.

But there is…

Alvin Hoffman:	This is not an inventory build against orders or prospective order.

Gary Morgan:
Some of it is Alvin. There’s a few projects, did not make it out in the fiscal yearend several large projects in the product recovery group that just did not make it out and they’re going to make it out in the first quarter. And they’re almost near completion those projects.

So that helped increased the inventory oh I would say over a million dollars.

Alvin Hoffman:	Okay. Do you care to discuss the, let’s say the renegade employee?

Ray DeHont:	There’s really not much we can discuss, Alvin, as far as we put out the Form 8-K before - previously.

And we really due to various agreements that we have and things that are going on we can’t discuss anything in more detail at this time.

Alvin Hoffman:	Okay.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Operator:	If you would like to ask a question please press star 1 on your telephone keypad.

One moment.

Your next question comes from Jeff Labrot with Boenning.

Jeff Labrot:	One final question for you guys. The gain on sales, I missed the first few minutes of the call. Did you talk about that at all or if you haven’t, could you? What was that specifically and…?

Gary Morgan:	The gain on the sale of the building before tax was $3.5 million Jeff. After tax it was 2.2 million.

And in the numbers I presented I excluded that gain in the numbers. We did a 40% increase from the bottom line without the gain on the sale of the property.

Ray DeHont:	Jeff what that was was that was a consolidation of our two plastic pump companies.

And we brought them both here. We have both of our plastic pump companies here in Telford, PA.

And that’s where I spoke about the leveraging of our resources.

Jeff Labrot:	Okay.

Operator:	At this time there are no further questions.

MET-PRO CORPORATION
Moderator:  Kevin Bittle
2-28-08/10:00 am CT
Confirmation #36039255

Mr. Bittle do you have any closing remarks?

Kevin Bittle:	Yeah, thank you (Brook). That concludes our conference call today.

And we thank you all for your participation.

Operator:	Thank you. This concludes the conference.

You may now disconnect.

END